Exhibit 99.1

Quintana Maritime Limited Pandoras 13 & Kyprou Street 166 74 Glyfada Greece
NEWS RELEASE

Quintana Maritime Limited Agrees to Acquire a 1999-Built Capesize and
Secures a Three-Year Charter at a Net Daily Rate of $36,000.
ATHENS, GREECE — January 25, 2007 — Quintana Maritime Limited (NASDAQ: QMAR), a leading international provider of dry bulk transportation services, announced today that it has agreed to acquire a 1999-built Capesize bulk carrier of 171,000 deadweight tons (dwt), named Lowlands Beilun. The vessel is expected to be delivered by the end of March 2007. The sellers are Coberfelt Bulk Carriers N.V., a Belgian shipping company.
The purchase price of the vessel is $73 million. Quintana Maritime has advanced the sellers a cash deposit of $7.3 million, or 10% of the agreed purchase price of the vessel, and intends to fund the balance of the purchase price, upon delivery of the ship in March 2007, with borrowings and cash on hand.
The vessel is currently operating on a five-year charter at a net daily rate of $36,000 per day with a first-class charterer. Quintana will earn the same rate of $36,000 net per day for the remaining three years from delivery in March 2007. Including the charter on Lowlands Beilun, the Company has secured approximately 93% of 2007 net operating days under time charter contracts, representing approximately $209 million in net revenues.
Stamatis Molaris, Chief Executive Officer and President of Quintana Maritime, commented: “We are happy to have concluded another Capesize acquisition that further enhances our presence in the Capesize sector, consistent with our articulated strategy. Our expansion in the Capesize sector is also coincided with a three-year charter at a very profitable rate expanding our long term cash flow visibility”
Once the company takes delivery of the Lowlands Beilun, the four remaining vessels in the Metrobulk fleet, and the newbuilding Capesize it recently agreed to acquire, Quintana’s fleet will be one of the most modern in the industry with an average age of 3.8 years on a dwt-weighted average basis, consisting of 29 vessels in total, including 11 Panamaxes, 14 Kamsarmaxes and 4 Capesizes, with total cargo-carrying capacity of 2,644,881 dwt.
Status of Warrant Exercise
As of January 24th 2007, approximately 2.45 million warrants have been exercised. In addition, our sponsors, which include affiliates of Corbin J. Robertson, Jr., First Reserve Corporation, and AMCI International, Inc., hold approximately 1.71 million warrants. The sponsors have expressed their intention to exercise their warrants prior to the delivery of

Iron Miner, which is expected to occur in mid-March 2007. Certain factors, including a decline in the price of Quintana’s common stock below the exercise price of the warrants prior to the delivery of the vessel, could cause the sponsors not to exercise their warrants.
Fleet Table as of January 25, 2007

					TC Expiration
			Year	Age	Date (minimum
CURRENT FLEET	Type	DWT	Built	(in yrs)	period)
Coal Hunter(A)	Kamsarmax	82,300	2006	0.1	December 2010
Pascha(A)	Kamsarmax	82,300	2006	0.1	December 2010
Coal Gypsy(A)	Kamsarmax	82,300	2006	0.2	December 2010
Iron Anne(A)	Kamsarmax	82,000	2006	0.3	December 2010
Iron Vassilis(A)	Kamsarmax	82,000	2006	0.5	December 2010
Iron Bill (A)	Kamsarmax	82,000	2006	0.7	December 2010
Santa Barbara(A)	Kamsarmax	82,266	2006	0.8	December 2010
Ore Hansa(A)	Kamsarmax	82,229	2006	0.9	December 2010
Iron Kalypso(A)	Kamsarmax	82,204	2006	1.0	December 2010
Iron Fuzeyya(A)	Kamsarmax	82,229	2006	1.0	December 2010
Iron Bradyn(A)	Kamsarmax	82,769	2005	1.9	December 2010
Grain Harvester(A)	Panamax	76,417	2004	2.4	September 2009
Grain Express(A)	Panamax	76,466	2004	2.8	December 2010
Kirmar( B) (E)	Capesize	165,500	2001	5.3	February 2007(C)
Iron Beauty( B)	Capesize	165,500	2001	5.5	April 2010
Coal Pride(F)	Panamax	72,600	1999	7.2	February 2007
Iron Man (C)	Panamax	72,861	1997	9.6	March 2010
Coal Age (C)	Panamax	72,861	1997	9.6	June 2007
Fearless 1(C)	Panamax	73,427	1997	9.7	March 2008
Barbara (D)	Panamax	73,390	1997	10.0	June 2007
Linda Leah (D)	Panamax	73,390	1997	10.0	June 2008
King Coal	Panamax	72,873	1997	10.1	March 2008
Coal Glory (C)	Panamax	73,670	1995	11.9	June 2008

				4.3
Total Current Fleet	23 Vessels	1,973,552		years
				avg(F)

FLEET TO BE			Year	Age (in
DELIVERED	Type	DWT	Built	years)	Delivery Range
Iron Knight	Panamax	76,429	2004	2.6	Jan 07
Iron Lindrew	Kamsarmax	82,300	*		Jan-Feb 07
Iron Brooke	Kamsarmax	82,300	*		Mar 07
Iron Miner	Capesize	177,000	*		Mar 07
Lowlands Beilun	Capesize	171,000	1999	7.7	Mar 07
Iron Manolis	Kamsarmax	82,300	*		May 07

Total Fleet to be Delivered	6 Vessels	671,329

TOTAL FLEET	29 Vessels	2,644,881

*	Under Construction
(A), (B), (C), and (D) indicate sister ships. As of January 25, 2007 Quintana had four sets of sister ships, including the vessels recently acquired from Metrobulk. All seventeen ships that are part of the Metrobulk acquisition are sister ships. Sister ships indicate vessels of the same class made in the same shipyard. The sister-ship concept further enhances our operational flexibility and efficiency.
(E) Kirmar’s charter may be extended by up to six months, until September 2007, at the current rate of $26,500 per day at the charterer’s option.
(F) Coal Pride has been entered into a time charter agreement commencing at the end of February 2007 for a period of 23-26 months at a gross daily rate of $26,500.
(G) On a dwt weighted average
ABOUT QUINTANA MARITIME LIMITED
Quintana Maritime Limited, based in Greece, is an international provider of dry bulk cargo marine transportation services. As of today, the company owns and operates a fleet of 23 vessels, including 11 Kamsarmax bulkers, 10 Panamax size vessels and 2 Capesize vessels with a total carrying capacity of 1,973,552 dwt and an average age of 4.3 years on a dwt weighted average. It has also entered into agreements to acquire 4 additional vessels, including 1 Panamax and 3 Kamsarmax bulkers with expected delivery between January and May 2007 and with an aggregate capacity of 323,329 dwt. In addition, Quintana has recently entered into an agreement to acquire 2 Capesize vessels of an aggregate 348,000 dwt with expected delivery between March and April 2007. Once all acquisitions are completed, Quintana will have a fleet of 29 dry bulk vessels, including 4 Capesize vessels, 11 Panamax vessels and 14 Kamsarmax vessels with a total capacity of 2,644,881 dwt and an average age of 3.8 years on a dwt weighted average.

Forward Looking Statements
This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth strategy and measures to implement such strategy; including expected vessel acquisitions and entering into further time charters. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. Such statements include comments regarding expected revenues and time charters. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the demand for dry bulk vessels, competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.
For Immediate Release

Company Contact:	Investor Relations / Financial Media:
Paul J. Cornell	Paul Lampoutis
Chief Financial Officer	Capital Link, Inc, New York
Tel. 713-751-7525	Tel. 212.661.7566
E-mail: pcornell@quintanamaritime.com	E-mail: plampoutis@capitallink.com